Exhibit 15.6

TASMAN MINING PTY LIMITED
ABN 84 059 604 867
17 North East Crescent, Lilli Pilli, NSW, 2229, Australia
Telephone No.: (+61 2) 9526 5710 Facsimile No.: (+61 2) 9526 6554
Mobile: (+61 418) 694 662
Email Address: gduncan@tasmanmining.com.au
24th April 2008
Companhia Vale do Rio Doce
Avenida Graça Aranha, 26
20005-900 Rio de Janeiro, RJ
Brasil
Ladies and Gentlemen:
Tasman Mining Pty Limited hereby consents to being named in the Annual Report on Form 20-F of Companhia Vale do Rio Doce (“Vale”) for the year ended December 31, 2007 (the “2007 20-F”) in reference to our preparation of estimates of Vale’s Australian coal reserves as of December 31, 2007. We also consent to the incorporation by reference of the 2007 20-F into (a) the Registration Statement on Form F-3 of Vale (File No. 333-138617) and Vale Overseas Limited (File No. 333-138617-01) and (b) the Registration Statement on Form F-3 of Vale (File No. 333-143857) and Vale Capital Limited (File No. 333-143857-01), in each case including all amendments thereto.
Yours faithfully,
Tasman Mining
Executive Director
Graeme Duncan